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                                                                    EXHIBIT 23.4


           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the captions "Experts" and "Selected Historical Financial Data of Inet" in Amendment No. 1 to the Registration Statement (Form S-4) and related Prospectus of Tektronix, Inc. and to the incorporation by reference therein of our reports dated January 26, 2004 with respect to the consolidated financial statements and schedule of Inet Technologies, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.



Ernst & Young LLP
Dallas, Texas
August 26, 2004